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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   MAY 8, 2003




                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)


      MASSACHUSETTS                     0-14680              06-1047163
(State or other jurisdiction of      (Commission)           (IRS employer
 incorporation or organization)      file number        identification number)



               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 5. OTHER EVENTS.

     On May 8, 2003, Genzyme announced its decision to exchange all outstanding shares of its Genzyme Biosurgery Division common stock (Nasdaq:
GZBX) and its Genzyme Molecular Oncology Division common stock (Nasdaq: GZMO) for shares of its Genzyme General Division common stock (Nasdaq: GENZ) effective June 30, 2003 (the "Exchange Date").

     In accordance with the terms of Genzyme's restated articles of organization, on the Exchange Date, (1) each outstanding share of Genzyme Biosurgery Division common stock will be exchanged for 0.04914 of a shares of Genzyme General Division common stock and (2) each outstanding share of Genzyme Molecular Oncology Division common stock will be exchanged for 0.05653 of a share of Genzyme General Division common stock. The exchange ratios were determined in accordance with Genzyme's restated articles of organization, based on relative market prices during the 20 trading day period from March 26, 2003 through April 23, 2003, and include a 30% premium to the average trading price for Genzyme Biosurgery Division common stock and Genzyme Molecular Oncology Division common stock during such period. No fractional shares will be issued in the exchanges. Shareholders who would otherwise be entitled to a fractional share will instead be paid cash for such fractional interest in an amount determined based on trading prices of Genzyme General Division common stock prior to the Exchange Date.

     Shareholders holding certificates representing shares of Genzyme Biosurgery Division common stock or Genzyme Molecular Oncology Division common stock will need to surrender their certificates, properly endorsed or assigned for transfer, to American Stock Transfer & Trust Company, which is acting as the exchange agent. The exchange agent will be distributing transmittal documents to holders of shares of Genzyme Biosurgery Division common stock and Genzyme Molecular Oncology Division common stock with further instructions relating to the exchanges.

     Holders of options, warrants or other securities convertible or exchangeable into or for Genzyme Biosurgery Division common stock or Genzyme Molecular Oncology Division common stock will be entitled to receive shares of Genzyme Biosurgery Division common stock or Genzyme Molecular Oncology Division common stock, as the case may be, only if they properly exercise, convert or exchange such securities on or prior to the Exchange Date. However, options, warrants or other convertible or exchangeable securities that are not exercised, converted or exchanged prior to the Exchange Date will become exercisable, convertible or exchangeable, as the case may be, for shares of Genzyme General Division common stock or cash in accordance with the terms of Genzyme's restated articles of organization and the relevant warrant, option or other plan or agreement.

     Following the Exchange Date, Genzyme General Division common stock will be the only outstanding common stock of Genzyme Corporation and will continue to trade on the Nasdaq National Market under the symbol "GENZ."

     On April 30, 2003, there were 215,788,807 shares of Genzyme General Division common stock outstanding. The exercise of the exchange options is expected to result in the issuance of approximately three million new shares of Genzyme General Division common stock.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENZYME CORPORATION



Dated: May 8, 2003                     By: /S/ MICHAEL S. WYZGA
                                         -------------------------------------
                                         Michael S. Wyzga
                                         Senior Vice President, Finance;
                                         Chief Financial Officer: and
                                         Chief Accounting Officer